UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2011 (November 14, 2011)

MYLAN INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-9114	25-1211621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Corporate Drive Canonsburg, PA		15317
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (724) 514-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On November 14, 2011, Mylan Inc. (the “Company”) entered into a credit agreement (the “Senior Credit Agreement”) among the Company, certain lenders and Bank of America, N.A., as administrative agent (the “Administrative Agent”), pursuant to which the Company borrowed $1,250,000,000 in U.S. Term Loans (the “Term Loans”). The proceeds of the Term Loans were used to refinance the Amended and Restated Credit Agreement dated as of December 20, 2007 (the “Existing Credit Agreement”), among the Company, Mylan Luxembourg 5 S.à r.l., the lenders party thereto and JPMorgan Chase Bank, National Association, as administrative agent, and to pay the related fees, costs and expenses in respect of the foregoing and in connection with the foregoing transactions. The termination of the Existing Credit Agreement was concurrent with, and contingent upon, the effectiveness of the Senior Credit Agreement. The Senior Credit Agreement also contains a $1,250,000,000 revolving facility (the “Revolving Facility” and, together with the Term Loans, the “Senior Credit Facilities”) under which the Company may obtain extensions of credit, subject to the satisfaction of specified conditions and consisting of a $750 million U.S. dollar-denominated tranche (the “U.S. Revolving Facility”) and a $500 million alternative currency tranche (the “Alternative Currency Revolving Facility”). The U.S. Revolving Facility is available to the Company for borrowings in U.S. Dollars, and the Alternative Currency Revolving Facility is available to the Company for borrowings in U.S. Dollars, euros, Sterling, Yen and such other currencies as are acceptable to each lender under the Alternative Currency Revolving Facility and the Administrative Agent. The Revolving Facility includes a $125 million subfacility for the issuance of letters of credit and a $100 million subfacility for swingline borrowings. The Company may incur additional term loan commitments or increases in the amount of the commitments under the Revolving Facility (the “Incremental Commitments”) in an aggregate principal amount of up to $750 million plus any previously made scheduled or voluntary (other than any debt refinanced) principal payments of Term Loans from Lenders or other financial institutions designated by the Company, to the extent agreed by such Lenders or other financial institutions and consented to by the Administrative Agent. The Senior Credit Facilities are guaranteed by substantially all of the Company’s domestic subsidiaries (the “Guarantors”). The Senior Credit Facilities are also secured by a pledge of the capital stock of substantially all direct subsidiaries of the Company and the Guarantors (limited to 65% of outstanding voting stock of foreign holding companies and any foreign subsidiaries) and substantially all of the other tangible and intangible property and assets of the Company and the Guarantors.

The Term Loans currently bear interest at LIBOR (determined in accordance with the Senior Credit Agreement) plus 2.00% per annum, if the Company chooses to make LIBOR borrowings, or at a base rate (determined in accordance with the Senior Credit Agreement) plus 1.00% per annum. The applicable margins over LIBOR and the base rate for the Revolving Facility and the Term Loans can fluctuate based on the Company’s Consolidated Leverage Ratio. The Company also pays a facility fee on the entire amount of the Revolving Facility. The facility fee is currently 0.40% per annum, but can decrease to 0.30% per annum based on the Company’s Consolidated Leverage Ratio.

The Senior Credit Agreement contains customary affirmative covenants for facilities of this type, including, among others, covenants pertaining to the delivery of financial statements,

notices of default and certain other material events, maintenance of business and insurance, collateral matters and compliance with laws, as well as customary negative covenants for facilities of this type, including, among others, limitations on the incurrence of indebtedness and liens, mergers and certain other fundamental changes, investments and loans, acquisitions, transactions with affiliates, dispositions of assets, payments of dividends and other restricted payments, prepayments or amendments to the terms of specified indebtedness and changes in our lines of business. The Senior Credit Agreement contains financial covenants requiring maintenance of a minimum Consolidated Interest Coverage Ratio and a maximum Consolidated Senior Leverage Ratio. These financial covenants are not to be tested earlier than the quarter ended December 31, 2011.

The Senior Credit Agreement contains default provisions customary for facilities of this type, which are subject to customary grace periods and materiality thresholds, including, among others, defaults related to payment failures, failure to comply with covenants, material misrepresentations, defaults under other material indebtedness or the occurrence of a “change of control”, bankruptcy and related events, material judgments, certain events related to pension plans, and invalidity of guarantee and security agreements. If an event of default occurs under the Senior Credit Agreement, the lenders may, among other things, terminate their commitments, declare immediately payable all borrowings and foreclose on the collateral.

During any period when the Company maintains an investment grade rating from both Standard & Poor’s Ratings Services (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) and no default has occurred and is continuing under the Senior Credit Agreement, the restrictions imposed by certain negative covenants under the Senior Credit Agreement will be suspended. Additionally, during such time the Company may, by written notice to the Administrative Agent, require that all collateral then in effect be released from the security interest created pursuant to the security documents so long as no Refinancing Indebtedness (as defined in the Senior Credit Agreement) secured by a lien on any assets of the Company or any of the Guarantors is outstanding (or any such lien is contemporaneously released). Upon the occurrence of a ratings downgrade by either S&P or Moody’s to a level below investment grade status or upon the Company ceasing to have a corporate credit rating by either such agency (or a successor thereto), the collateral is required to be reinstated.

The Term Loans mature on November 14, 2016 and require amortization payments of approximately $23.4 million per quarter in each of 2012 and 2013, $31.3 million per quarter in 2014, $46.9 million per quarter in 2015 and $187.5 million per quarter in 2016. The Senior Credit Agreement requires prepayments of the Term Loans with the proceeds from (1) certain asset sales and casualty events, unless the Company’s Consolidated Leverage Ratio is equal to or less than 3.25 to 1.0, and (2) the proceeds from certain issuances of indebtedness not permitted by the Senior Credit Agreement. Amounts drawn on the Revolving Facility become due and payable on November 14, 2016. The Term Loans and amounts drawn on the Revolving Facility may be voluntarily prepaid without penalty or premium.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Senior Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided pursuant to Item 1.01 with respect to the Company’s entry into the Senior Credit Agreement is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Senior Credit Agreement, dated November 14, 2011, by and among the registrant, certain lenders and Bank of America, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN INC.

Date: November 14, 2011	By:	/s/ John D. Sheehan
John D. Sheehan
Executive Vice President and Chief Financial Officer

Exhibit No.	Description

10.1	Senior Credit Agreement, dated November 14, 2011, by and among the registrant, certain lenders and Bank of America, N.A., as administrative agent.